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Exhibit 10.37

                              CONSULTING AGREEMENT

This Consulting Agreement (the "AGREEMENT") is made and entered into this 15th day of August 2001 by and between Whitcrest Limited (the "CONSULTANT") and JUNUM, INC. (JUNM) the ("CLIENT").

                                    WHEREAS:

The Consultant is willing and capable of providing various consulting and product exposure services for and on behalf of the Client in connection with the Client's Interactions potential users of Client's services and products.

The Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

The Client accepts the responsibility to deliver all compensation to the Consultant in a timely manner specified in the terms of the agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services of an advisory or consultative nature in order to consult with its contacts and relationships so that the company can seek additional members. It is the intention of the parties that the Consultant will gather available information relating to the Client and confer with officers and directors of the Client in an effort to consolidate the information obtained into summary form for the dissemination to interested parties. The Consultant will solicit the Client's credit card business and will pursue potential new members for the Client.

1. THE FOLLOWING ARE THE SERVICES THAT WILL BE RENDERED BY THE CONSULTANT.

Consultant will assist the Client in the development of a membership friendly website.

Consultant will begin speaking about JUNM's credit card membership and disseminate information to potential member groups and users.

Consultant will speak to New and Existing E-Partners regarding JUNM. In addition Consultant will speak to new and existing users and members about the merits of JUNM.

2. TIMES, PLACE AND MANNER OF PERFORMANCE. The Consultant shall be available for advice and COUNSEL TO the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon, Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of

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otherwise represent or bind Client. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be these of Client or such affiliates and Consultant shall under no circumstances be liable for any expenses incurred or loss suffered by Client as a consequence of such action or decisions.

7. CLIENT ASSISTANCE. Client agrees to provide Consultant with such secretarial, clerical and bookkeeping assistance as Consultant may reasonably request and shall otherwise cooperate with the Consultant's personnel in their rendering of services hereunder.

8. CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons. The Consultant will notify the Company if its performance of consulting services for any other person could conflict with its obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this agreement shall constitute the Client's on going consent to the Consultant's outside consulting activities.

9. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent registered or certified mail to the principal office of each party.

10. WAIVER OF BREACH. Any waiver by the Consultant of a breach of any provision of this agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

11. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of California and that any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the Country of the United States applicable and shall govern to the exclusion of law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

12. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

13. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

14. WAIVERS AND MODIFICATIONS. Any waiver, alteration or modification of any of the provisions of this Agreement shall be made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed as original but both of which taken together shall constitute but one and the same document.

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16. TERMINATION OF AGREEMENT BY CLIENT. Despite anything to the contrary contained in the Agreement, Client may terminate this Agreement within a 10 day written notice period.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT:                                       CLIENT:



/s/ Nancy Lake                                    /s/ David B. Coulter
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Nancy Lake                                        David B. Coulter
Whitcrest Limited                                 C.E.O.
                                                  Junum, Inc.